Exhibit 10.24

March 28, 2006

Mr. Christopher A. Pierce

67 Portland Street

Yarmouth, ME 04096

RE:  First Amendment to Employment Agreement

Dear Chris:

Reference is hereby made to the Employment and Non-Competition Agreement dated as of May 25, 2004 (the “Employment Agreement”) among The Dingley Press, Inc., a Delaware corporation (the “Employer”), Christopher A. Pierce (the “Employee”) and solely for purposes of §4, The Sheridan Group, Inc., a Maryland corporation and parent of the Employer (“Sheridan”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Employment Agreement.

1.     Amendments to Employment Agreement:  We hereby further agree with you to amend the Employment Agreement effective April 1, 2006 as follows:

Section 2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

DUTIES:  The Employee shall be employed as the Chairman of the Employer for the duration of the Agreement. In such capacity, the Employee shall focus primarily on sales, marketing and customer retention, but will not have day-to-day responsibility for the operations of the Employer. In addition, the Employee shall have additional executive responsibilities and duties as may be reasonably assigned by the President of the Employer. The Employee shall report directly to the President of Employer. The Employee agrees to devote his full time and best efforts to the performance of his duties to the Employer. Nothing contained herein shall be construed as prohibiting the Employee from serving (a) as a non-executive director of any non-profit organization, including any industry trade group, or (b) as a director of any other entity that is not in the Designated Industry, so long as, in either such case, such position does not provide any compensation to the Employee and otherwise does not materially interfere with the performance of his duties under this Agreement.

2.     Miscellaneous:  In all other respects, the Employment Agreement shall remain in full force and effect.

Please indicate your agreement to the foregoing by signing both copies of this letter, returning one to me and retaining the second copy for your personal file.

Very truly yours,

The Sheridan Group, Inc.		The Dingley Press, Inc.

By:	/s/ John A. Saxton	By:	/s/ John A. Saxton
	John A Saxton		John A. Saxton
	President and Chief Executive Officer		Chief Executive Officer

Agreed to and accepted by:

/s/ Christopher A. Pierce
Christopher A. Pierce